Exhibit 99.2

Secofid Qu6rter 202 4 E6rfiifigs Rele6se Copyright 2024. All rights reserved. NASDAQ: ONDS | August 14, 2024

Nasdaq: ONDS This presentation may contain "forward - looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning . Ondas Holdings Inc . (“Ondas” or the “Company”) cautions readers that forward - looking statements are predictions based on its current expectations about future events . These forward - looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict . The Company’s actual results, performance, or achievements could differ materially from those expressed or implied by the forward - looking statements as a result of a number of factors, including, the risks discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission (“SEC”), in the Company’s Quarterly Reports on Form 10 - Q filed with the SEC, and in the Company’s other filings with the SEC . The Company undertakes no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law . Also, this presentation contains a non - GAAP financial measure . For a description of this non - GAAP financial measure, including a reconciliation to the most comparable measure under GAAP, see the Appendix to this presentation . Information in this presentation is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction . 2 Discl6imer

ONDAS Holdings Inc. Nasdaq: ONDS

Leadership Team

ONDAS HOLDINGS INC.



ERIC BROCK
CHAIRMAN & CEO

Eric is an entrepreneur with over 25 years of management and investing experience.



NEIL LAIRD
INTERIM CFO, TREASURER & SECRETARY

Neil is an experienced financial executive with over 25 years of performance in the technology sector which includes CFO roles with multiple publicly listed companies.

ONDAS NETWORKS



GUY SIMPSON
PRESIDENT & COO

Guy joined Ondas Networks in 2010 bringing over 25 years of leadership, operations and engineering experience.

ONDAS AUTONOMOUS SYSTEMS



MEIR KLINER
PRESIDENT

Meir is an entrepreneur with over 20 years of proven track record in aerospace development and manufacturing.

AMERICAN ROBOTICS



TIM TENNE
CEO

Tim brings over 30 years of experience in military and commercial aerospace operations, regulatory, and leadership.

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Nasdaq: ONDS Agefid6 4 Ondas on track to accelerate momentum in 2024 • Introduction • Financial Review & Outlook • Business Update • Ondas Networks • Ondas Autonomous Systems (OAS) • Closing Remarks • Q&A

ONDAS Holdings Inc.
Nasdaq: ONDS

Overview

Proprietary Technology Platforms Positioned for Success

- Achieved critical technical and operational milestones
  - Successful systems integration in 900 MHz with multiple customers
  - Siemens secured initial ATCS 900 MHz order; others pending
- Iron Drone establishes Defense sector as new growth vector for OAS
  - Iron Drone Raider positioned as best-in-class C-UAS
  - Secured both military (as prime) and defense vendor customers
  - Optimus / American Robotics customer pipeline maturing
- AR secured U.S. Coast Guard contract at Ports of Los Angeles and Long Beach
- Confronting challenges in first half 2024
  - Financial results disappointing
  - Ondas Networks lacking visibility on 900 MHz deployment plans
- Outlook remains positive; revenue recovery expected in second half 2024
  - Expect clarity on 2025 900 MHz deployments plans in Q4 2024
  - OAS revenue driven by pent up demand for Optimus & Iron Drone introduction


AIROBOTICS
IRON DRONE

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6 Nasdaq: ONDS KEY FINANCIAL INSIGHTS: • P&L reflects early stage of initial platform adoption for Ondas Networks and OAS • Revenue as expected due to extended timelines on 900 MHZ at Ondas Networks and supply chain disruptions related to Gaza War • Gross margin due to subscale operations and certain fixed costs in COGS • OPEX improvement driven by strong expense controls and lower non - cash charges (1) Refer to “Non - GAAP Financial Measure” Fifi6fici6l Review 6 Three Months Ended June 30, SELECT P&L DATA 2023 2024 (Unaudited) $ 5,468,964 $ 957,851 Revenues, net 2,397,188 1,148,746 Cost of goods sold 3,071,776 (190,895) Gross profit 11,568,441 8,112,695 Total operating expenses $ (8,496,665) $ (8,303,590) Operating Loss SUPPLEMENTAL INFO: 160,081 111,234 Depreciation expense 1,059,955 1,053,377 Amortization of intangible assets 1,639,869 407,997 Stock - based compensation 461,421 (33,854) Other (Income) Expense, net 3,321,326 1,538,734 Total $ (5,636,760) $ (6,730,982) Adjusted EBITDA (1)

ONDAS Holdings Inc.
Nasdaq: ONDS

Financial Review

SELECT CASH FLOW DATA	**Six Months Ended June 30,**	
(Unaudited)	**2024**	**2023**
Net cash used in operating activities	$ (16,274,722)	$ (21,864,777)
Net cash provided by (used in) investing activities	(2,314,873)	695,484
Net cash provided by (used in) financing activities	8,542,969	(5,501,087)
Decrease in cash	(10,046,626)	(26,670,380)
Cash, cash equivalents and restricted cash, beginning of period	15,022,000	29,775,096
Cash, cash equivalents and restricted cash, end of period	$ 4,975,374	$ 3,104,716

KEY FINANCIAL INSIGHTS:

- Cash balance of $5.0 million
- Reflects increase of systems inventory at both business units
- Cash provided by financing includes:
  - $4.5 million gross proceeds raised during the first quarter Ondas Networks (preferred stock)
  - $4.05 million gross proceeds raised during the first quarter Ondas Holdings (common stock)
  - Financing transactions led by Charles & Potomac Capital

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Nasdaq: ONDS KEY FINANCIAL INSIGHTS: 7 8 • Cash balance of $5.0 million • New investment at Ondas Holdings and Ondas Networks • Convertible notes amortize monthly through maturity via equity issuance or cash payments; unless amortization is deferred • Convertible notes mature in April 2025 and July 2025 B6l6fice Sheet SELECT BALANCE SHEET DATA (Unaudited) Dec. 31, 2023 Jun. 30, 2024 ASSETS $ 15,022,000 $ 4,975,374 Cash and restricted cash $ 92,164,682 $ 82,520,936 Total assets LIABILITIES AND STOCKHOLDERS' DEFICIT $ 300,000 $ 300,000 Other debt 25,692,505 28,878,645 Convertible notes, current 2,812,156 370,721 Convertible notes, long - term $ 28,804,661 $ 29,549,366 Total debt $ 47,108,861 $ 46,097,639 Total liabilities $ 11,920,694 $ 17,030,778 Redeemable noncontrolling interests $ 33,135,127 $ 19,392,519 Total Stockholders' equity $ 92,164,682 $ 82,520,936 Total liabilities and stockholders' equity

ONDAS Holdings Inc.
Nasdaq: ONDS

900 MHz – ATCS & dot16 Update

Systems integration progressing

- First commercial order for 900 MHz network migration
  - Commuter railroad in the Southwest
  - Network-wide update to Airlink products complete
  - Preparing for the introduction of new dot16 applications
- Continuing systems integration efforts in multiple deployments for both freight and passenger rail environments
- Live Airlink data traffic with a Class I Railroad in Chicago
- Completed dot16 lab expansion with commuter railroad in Midwest
- AAR reaffirms intent to build 900 MHz in FCC comment letter
  - Reiterated intent to clear the legacy 900 band in September 2025
  - Signaled role of dot16 in technology roadmap

ONDAS NETWORKS


RAILROAD CROSSING
3 TRACKS

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ONDAS Holdings Inc.
Nasdaq: ONDS

Strategic Roadmap

Gaining clarity on 900 MHz timelines is key objective

- Current customer field activity in Chicago and Southwest
  - Migration of multiple networks to new 900 MHz A-Block
  - Introduction of new dot16 applications (e.g., Crossings, HBD)
- Engaging with Railroads on 2025 900 MHz deployment plans
  - Railroad budget cycle typically determined in first half of Q4
  - Look to secure orders heading into 2025
- Execute on 220 MHz PTC data radio on behalf of Amtrak and NEC
  - Milestones achieved; first prototypes delivered in August
  - Development program to complete in Q1 2025
  - Commercial deliveries slated for Q2 2025
- Siemens UK program for on-locomotive data radio continues
- Managing expenses; focus on direct revenue generating activities

ONDAS NETWORKS



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Nasdaq: ONDS OAS Upd6te 13 Leverage growing investments in defense and homeland security capabilities • Advanced Iron Drone Raider capabilities addressing urgent requirements for military - grade solutions • Captured both a global defense and major military as customers • Secured first order for deployment of Iron Drone Raider in combat environment • Secured fixed price contract for the US Coast Guard for emissions monitoring at Port of Long Beach • Matured customer pipeline for Optimus systems in critical markets

Nasdaq: ONDS Autofiomy Cofitifiuum – The R6ider Software - based intelligent, high - speed navigation in complex, GPS - denied environments AUTONOMOUS FLIGHT (to estimated location) AI VISION TARGET HOMING (with on - board micro - radar) PHASE - 1 PHASE - 3 INTERCEPTION PHASE - 2 14

Nasdaq: ONDS M6rket, Customer 6fid Product Exp6fisiofi 15 15 Enhancing security and monitoring of critical facilities projects, public safety and military assets • Deliver Iron Drone Raider as commercial platform to defense market • Execute on combat deployments; secure follow - on volume orders • Build supply chain and services infrastructure for sustainment • Capture new global defense customers • Fleet expansion in UAE expected to continue • Renewed and expanded service contract ; target 22 system fleet by end of 2025 • Potential for expanded commercial use cases in UAE • Drive Optimus adoption via American Robotics and our European partners

Nasdaq: ONDS US Customer & Str6tegic Activity 15 16 American Robotics prepared for growth • Opened Maryland Customer Service and Training Center in June • Strategic location supports customer engagement in key markets • Optimus System and Kestrel DAA enabling autonomy • Secured fixed - price contract from US Coast Guard • Maritime emissions monitoring at Ports of Los Angeles and Long Beach • Operational program with certified elements allowing for law enforcement • Customer pipeline deepening and maturing • Advanced marketing with additional customers for our Optimus and Kestrel systems • DOTs, Ports and Terminals, Public Safety • Data centers and construction project management • Multiple demonstrations and BVLOS waivers secured

Nasdaq: ONDS • Expect significant revenue recovery driven by OAS in 2H 2024 • Advanced development programs; work with Railroads on buildout plans • Tracking demand for Optimus Systems from existing and new customers • Execute in field and build capacity to secure Iron Drone volume orders • Capitalize on security demand tailwinds for Optimus and Iron Drone platforms • Support additional Iron Drone orders with combat success • Optimus Systems orders from existing and new customers, including military • Accelerate a growing and maturing American Robotics pipeline • Management advancing funding strategy • An OAS focused Investor day planned for first half of September at American Robotics’ new Baltimore headquarters Outlook Focus on deployments and operational scale 17

Second Quarter 2024 Earnings Release NASDAQ: ONDS | August 14, 2024 Q&A Cop yright 2024. All rights reserved.

19 Nasdaq: ONDS See the “Non - GAAP Financial Measure” section below. Appefidix Three Months Ended June 30, ADJUSTED EBITDA RECONCILIATION 2023 2024 (Unaudited) $ (8,958,086) $ (8,269,736) Net Loss 160,081 111,234 Depreciation Expense 461,421 (33,854) Other (Income) Expense, net 1,059,955 1,053,377 Amortization of Intangible Assets 1,639,869 407,997 Stock Based Compensation $ (5,636,760) $ (6,730,982) Adjusted EBITDA

20 Nasdaq: ONDS As required by the rules of the Securities and Exchange Commission (“SEC”), we provide a reconciliation of Earnings (Loss) before interest, depreciation, amortization, stock - based compensation and taxes (“Adjusted EBITDA”), the non - GAAP financial measure, contained in this presentation to the most directly comparable measure under GAAP, which reconciliation is set forth in the table included in the Appendix of this presentation . We believe that Adjusted EBITDA facilitates analysis of our ongoing business operations because it excludes items that may not be reflective of, or are unrelated to, the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses . Other companies may calculate Adjusted EBITDA differently, and therefore our measures may not be comparable to similarly titled measures used by other companies . Adjusted EBITDA should only be used as supplemental measures of our operating performance . We believe that Adjusted EBITDA improves comparability from period to period by removing the impact of our asset base (depreciation and amortization) and other adjustments as set out in the table included in the Appendix of this presentation, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses . Management uses Adjusted EBITDA in making financial, operating and planning decisions and evaluating the Company's ongoing performance . Nofi - GAAP Fifi6fici6l Me6sure

Nasdaq: ONDS 21 Copyright 2024. All rights reserved. NASDAQ: ONDS | August 14, 2024 THANK YOU